As filed with the Securities and Exchange Commission on March 14, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

THE KNOT, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	13-3895178
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

462 Broadway, Floor 6
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

____________________________

1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001)
Employee Stock Purchase Plan
(Full Title of the Plans)
_____________________________

David Liu
President and Chief Executive Officer
The Knot, Inc.
462 Broadway, Floor 6
New York, New York 10013
(Name and Address of Agent for Service)

(212) 219-8555
(Telephone Number, Including Area Code, of Agent For Service)
_____________________________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
1999 Stock Incentive Plan:	1,067,891	$23.11	$24,678,961	$757.64
Common Stock, par value $0.01 per share
Employee Stock Purchase Plan:	167,427	$23.11	$3,869,238	$118.79
Common Stock, par value $0.01 per share
		Aggregate Registration Fee:		$876.43

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the 1999 Stock Incentive Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock on the Nasdaq Global Market as of March 8, 2007.

STATEMENT UNDER GENERAL INSTRUCTION E.
REGISTRATION OF ADDITIONAL SECURITIES

          This Registration Statement is filed pursuant to General Instruction E. to Form S-8 and is for the registration of 1,067,891 and 167,427 additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Knot, Inc., a Delaware corporation (the “Company” or “Registrant”), under the Company’s 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001) and the Company’s Employee Stock Purchase Plan, respectively. On February 4, 2000, the Company filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (registration no. 333-96179) relating to the shares of Common Stock issuable under the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan. On December 3, 2001, the Company filed with the SEC a registration statement on Form S-8 (registration no. 333-74398) relating to the shares of Common Stock issuable under the 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001). On March 22, 2004, the Company filed with the SEC a registration statement on Form S-8 (registration no. 333-113824) relating to the shares of Common Stock issuable under the 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001) and the Employee Stock Purchase Plan. This Registration Statement relates to securities of the same class as those for which the prior registration statements are effective, and the contents of such prior registration statements are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference herein:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	the Company’s Current Report on Form 8-K filed on January 3, 2007; and

(c)	the description of the Common Stock in the Company’s Registration Statement on Form 8-A (registration number 000-28271) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this Registration Statement)

24.1	Power of Attorney (contained on the signature page to this Registration Statement)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of March, 2007.

THE KNOT, INC.

By: /s/ DAVID LIU
Name: David Liu
Title: President, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David Liu and Richard E. Szefc, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 14, 2007 by the following persons in the capacities indicated.

Signature	Title

/s/ DAVID LIU	President, Chief Executive Officer and Chairman of the
David Liu	Board of Directors (Principal Executive Officer)

/s/ RICHARD SZEFC	Chief Financial Officer, Treasurer and Secretary
Richard Szefc	(Principal Financial and Accounting Officer)

/s/ SANDRA STILES	Chief Operating Officer, Assistant Secretary and
Sandra Stiles	Director

/s/ CHARLES BAKER
Charles Baker	Director

/s/ IRA CARLIN
Ira Carlin	Director

/s/ LISA GERSH	Director
Lisa Gersh

/s/ EILEEN NAUGHTON
Eileen Naughton	Director

/s/ PETER SACHSE
Peter Sachse	Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this Registration Statement)

24.1	Power of Attorney (contained on the signature page to this Registration Statement)